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                                                                   EXHIBIT 10.22

                               SERVICES AGREEMENT


This Services Agreement (the "Agreement") is made and entered into effective October 1, 1998 by and between Charif Souki ("Souki"), an individual and Co-Chair of the Board of Directors of Cheniere Energy, Inc., and Cheniere Energy, Inc. ("Cheniere"), a Delaware corporation with offices at 1200 Smith Street, Suite 1740, Houston, Texas 77002.

WHEREAS, Souki is experienced in business matters generally and particularly in the financial development and management of development stage enterprises,

WHEREAS, the involvement of Souki in the day-to-day management and operations of Cheniere has become increasingly substantial in recent months,

WHEREAS, to date, Souki has provided such services without compensation by Cheniere, and

WHEREAS, Cheniere desires to be assured of its ability to retain the services of Souki on an ongoing basis for several months, which represent a particularly critical time in the development of Cheniere,

NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, Souki and Cheniere hereby agree as follows:

1.   Scope of Services

Cheniere hereby retains Souki to provide consulting services related to the financing and management of Cheniere. In rendering the services described herein, Souki shall comply with all the terms of this Agreement.

2.  Compensation, Consideration and Payment

In full and complete compensation for all services provided hereunder Cheniere agrees to pay or cause to be paid a consulting fee accruing at a rate of $10,000 per month (prorated for any partial months of service) plus reimbursement of necessary and reasonable expenses. Payment shall be made at such time as Cheniere shall determine in its sole discretion that it has adequate financial resources to make the payments without creating an unreasonable financial burden on Cheniere.

3.  Term of Agreement
The term of this Agreement shall commence on October 1, 1998 and shall continue for a period of six months or until terminated by either party as prescribed in paragraph 7 below.

4.  Independent Contractor

It is mutually agreed by Souki and Cheniere that for the purposes of this Agreement and all services to be provided hereunder, Souki shall be, and shall be deemed to be, an independent contractor, and not an employee of Cheniere.

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5.  Liability

Cheniere acknowledges that Souki has not made any expressed or implied warranty regarding the services provided under this Agreement and Souki disclaims any liability for Cheniere's actions. Cheniere agrees to and hereby holds Souki harmless from all costs, expenses and claims arising out of or in connection with this Agreement or any of the services provided hereunder, except in connection with any gross negligence or willful misconduct on the part of Souki..

6.  Confidential Information

"Confidential Information" shall mean all confidential and/or proprietary information, that or documents of Cheniere disclosed to Souki by Cheniere which includes without limitation trade secrets, seismic data, technical data, intellectual property, methods, practices and other information that relates to past, present and future exploration, development and business activities, except such information as has been made available to the general public through reports, filings, press releases or other announcements by Cheniere. Souki shall not disclose, or permit any other person or entity to use or disclose any such Confidential Information. Upon termination or expiration of this Agreement, Souki shall return to Cheniere all written or descriptive matter, including but not limited to drawings, maps, plots, or other papers or documents which contain any such Confidential Information, as promptly as possible, but in no event later than five (5) days after such termination, expiration or request.

7.  Termination
(a)  This Agreement may be terminated without cause by either party upon thirty
     (30) days written notice to the other party.
(b) In the event Souki willfully breaches this Agreement to provide services pursuant to the terms hereof, Cheniere may terminate this Agreement by giving Souki one (1) day written notice.

8.  Entire Agreement

This Agreement contains the entire agreement between the parties and it supersedes all prior agreements and understandings between the parties respecting the subject matter hereof. This Agreement may not be amended, changed or terminated orally by or on behalf of either party.

9.  Governing Law and Compliance and Dispute Resolution

This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. Souki shall comply with all applicable laws and regulations. In the event of a dispute hereunder, the parties agree to submit to binding arbitration under the auspices of the American Arbitration Association, all costs and expenses of which shall be shared equally by the parties. In addition, either party may apply for injunctive relief in any court of competent jurisdiction to restrain the breach, or threatened breach of this Agreement. No party shall be liable to the other party for consequential, punitive, or incidental damages.

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10.  Notices

Any notice or request herein required or committed to be given hereunder shall be given in writing.

11.  Survivorship

The terms and provisions hereof shall survive the termination of this Agreement, and shall remain in full force and effect thereafter, and shall be binding upon the parties hereto, and their respective representatives, successors, and authorized assigns.

12.  Assignment

This Agreement may not be assigned or delegated, in whole or in part, without prior written consent of the other party, which consent may be withheld in such other party's sole discretion.

EXECUTED EFFECTIVE THE 1/ST/ OF OCTOBER, 1998

Charif Souki                            Cheniere Energy, Inc.


/s/ CHARIF SOUKI                        By: /s/ WILLIAM D. FORSTER
----------------                           ----------------------
                                           Name: William D. Forster
                                           Title: Co-Chairman of the Board

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